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                                                                    EXHIBIT 99.1


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                           WARRANT PURCHASE AGREEMENT



                              VALUESTAR CORPORATION
                                  THE "COMPANY"

                                    JIM STEIN
                                 JAMES A. BARNES
                                 JERRY E. POLIS
                         COLLECTIVELY THE "SHAREHOLDER"

                                       AND

                  SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP

                          PACIFIC MEZZANINE FUND, L.P.

                            TANGENT GROWTH FUND, L.P.
                          COLLECTIVELY THE "PURCHASER"







                                MARCH     , 1999
                                      ----

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                                TABLE OF CONTENTS

                                                                                      Page
Article I         Definitions.......................................................

Article II        The Warrant

                  2.01     The Warrant..............................................
                  2.02     Legend...................................................
                  2.03     Exercise Price...........................................
                  2.04     Exercise.................................................
                  2.05     Taxes....................................................
                  2.06     Warrant Register.........................................
                  2.07     Transfer and Exchange....................................
                  2.08     Adjustments to Number of Warrant
                               Shares Purchasable...................................
                  2.09     Lost, Stolen, Mutilated, or
                               Destroyed Warrants...................................
                  2.10     Stock Legend.............................................

Article III       Representations and Warranties....................................

                  3.01     Representations and Warranties of the
                               Company and the Shareholder..........................
                  3.02     Representations and Warranties of the
                               Purchasers...........................................

Article IV        Covenants.........................................................

                  4.01     Financial Statements.....................................
                  4.02     Laws
                  4.03     Inspection...............................................
                  4.04     Certain Actions..........................................
                  4.05     Records..................................................
                  4.06     Accountants..............................................
                  4.07     Existence................................................
                  4.08     Notice...................................................
                  4.09     Taxes....................................................
                  4.10     Warrant Rights...........................................
                  4.11     Board of Directors.......................................
                  4.12     Small Business Investment Act............................
                  4.13     Non-Compete Agreement....................................


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

Article V         Conditions........................................................

                  5.01     Opinion..................................................
                  5.02     Note Agreement Conditions................................
                  5.03     Material Change..........................................
                  5.04     Shareholder Agreement....................................
                  5.05     Representations and Agreements...........................
                  5.06     Proceedings; Consents....................................
                  5.07     Small Business Concern Documents.........................

Article VI        Miscellaneous.....................................................

                  6.01     Indemnification..........................................
                  6.02     Default..................................................
                  6.03     Integration..............................................
                  6.04     Headings.................................................
                  6.05     Severability.............................................
                  6.06     Notices..................................................
                  6.07     Successors...............................................
                  6.08     Remedies.................................................
                  6.09     Survival.................................................
                  6.10     Fees.....................................................
                  6.11     Counterparts.............................................
                  6.12     Other Business...........................................
                  6.13     Choice of Law............................................
                  6.14     Duties Among Holders.....................................
                  6.15     Small Business Investment Act............................
                  6.16     Confidentiality..........................................

ANNEX A           Form of Shareholder Agreement
ANNEX B-1         Form of Warrant A
ANNEX B-2         Form of Warrant B
ANNEX B-3         Form of Warrant C

SCHEDULE 3.01(a)
SCHEDULE 3.01(d)


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                           WARRANT PURCHASE AGREEMENT


         WARRANT PURCHASE AGREEMENT (the "Agreement") made as of March 31,1999, by and between VALUESTAR CORPORATION, a Colorado corporation, (the "Company"), Jim Stein, James A. Barnes and Jerry E. Polis (individually and collectively, the "Shareholder"), and SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast") PACIFIC MEZZANINE FUND, L.P. a California limited partnership, ("Pacific") and TANGENT GROWTH FUND, L.P., a California limited partnership ("Tangent"), (individually and collectively, "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company owns beneficially and of record all of the issued and outstanding capital stock of the ValueStar, Inc., a California corporation (or "Borrower");

         WHEREAS, the Borrower and Purchaser have entered into a Note Purchase Agreement (the "Note Agreement") dated of even date with this Agreement;

         WHEREAS, the Company, the Purchaser and the Shareholder have entered into a Shareholder Agreement (the "Shareholder Agreement") dated of even date with this Agreement; and

         WHEREAS, Purchaser is willing to enter into and consummate the transactions contemplated by the Note Agreement only if, among other things, the Company and the Shareholder enter into, and perform under, this Agreement and the Shareholder Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, the Shareholder, and the Company, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         As used in this Agreement, the following terms have the meanings indicated:

         Act.  This term is defined in Section 3.01(k).

         Additional Securities.  This term is defined in Section 2.08(a)(iv).

         Affiliate. Any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of

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         the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         Agreement.  This term is defined in the preamble.

         Appraised Value. The value determined in accordance with the following procedures. For a period of thirty (30) days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Holders and the Company (the "Appraiser"). If the Holders and the Company cannot agree on an Appraiser within fifteen (15) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within twenty-one (21) days after the end of the Negotiation Period and those two Appraisers shall select within twenty-five (25) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (plus the exercise price of all Common Stock Equivalents having an exercise price per share less than the Fair Market Value of such Common Stock Equivalents) and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents having an exercise price per share less than the Fair Market Value of such Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne equally by the Company and Purchaser. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

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         Appraiser.  This term is defined in the definition of Appraised Value.

         Average Market Value. The average of the Closing Price for the security in question for the thirty (30) trading days immediately preceding the date of determination.

         Business Day.  This term is defined in Section 11.1 of the Note
         Agreement.

         Buyer. This term is defined in Section 6.02(a)(ii) of the Shareholder Agreement.

         Call Option. This term is defined in Section 5.01 of the Shareholder Agreement.

         Call Option Closing. This term is defined in Section 5.04 of the Shareholder Agreement.

         Call Option Period. This term is defined in Section 5.01 of the Shareholder Agreement.

         Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, preferred stock, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

         Closing Date.  March 31, 1999.

         Closing Price.

                  (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

                  (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate.

         Common Stock. The common stock, .00025 par value, of the Company.

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         Common Stock Equivalent. Any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

         Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

         Company. ValueStar Corporation and any successor or assign, and, unless the context requires otherwise, the term Company includes any Subsidiary, including Borrower.

         Co-Sell Shares. This term is defined in Section 6.02(d) of the Shareholder Agreement.

         Co-Sellers. This term is defined in Section 6.02(d) of the Shareholder Agreement.

         Dilution Fee. This term is defined in Article III of the Shareholder Agreement.

         Drag-Along Call Option. This term is defined in Section 4.02 of the Shareholder Agreement.

         Drag-Along Call Option Closing. This term is defined in Section 4.05 of the Shareholder Agreement.

         Drag-Along Call Option Period. This term is defined in Section 4.02 of the Shareholder Agreement.

         Drag-Along Call Option Price. This term is defined in Section 4.03 of the Shareholder Agreement.

         Drag-Along Call Option Shares. This term is defined in Section 4.03 of the Shareholder Agreement.

         Election Notice. This term is defined in Section 6.02(b) of the Shareholder Agreement.

         Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Exchange Common Stock. This term is defined in Section 7.12 of the Shareholder Agreement.

         Exchange Company. This term is defined in Section 7.12 of the Shareholder Agreement.

         Exchange Notice. This term is defined in Section 7.12 of the Shareholder Agreement.

         Exercise Price. The price per share specified in Section 2.03 as adjusted from time to time pursuant to the provisions of this Agreement.

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         Fair Market Value.

                  (a) As to securities regularly traded in the organized securities markets, the higher of (i) the Average Market Value determined on a per share basis, (ii) the value of the securities as carried on the books of the Company, determined on a per share basis or
         (iii) an amount determined using the value attributable to equity in a concurrent Public Offering or sale of business or merger, consolidation, reorganization, share exchange, recapitalization, or similar transaction or series of related transactions involving a change of control of the Company or disposition of all or substantially all of the assets or revenue or income generating capacity of the Company, determined on a per share basis; provided, however, that, at the election of the Holders, the Fair Market Value of such securities and other property will be the Appraised Value; and

                  (b) as to all securities not regularly traded in the securities markets and other property, (i) the fair market value of such securities or property as determined in good faith by the Board of Directors of the Company at the time it authorizes the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement, determined on a per share basis, (ii) the value of the securities as carried on the books of the Company, determined on a per share basis or (iii) an amount determined using the value attributable to equity in a concurrent sale of business or merger, consolidation, reorganization, share exchange, recapitalization, or similar transaction or series of related transactions involving a change of control of the Company or disposition of all or substantially all of the assets or revenue or income generating capacity of the Company, determined on a per share basis; provided, however, that, at the election of the Holders, the Fair Market Value of such securities and other property will be the Appraised Value.

         GAAP. The generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question, provided, that the Company may not change the use or application of any accounting method, practice or principle without the prior written consent of Purchaser, which consent may require that an adjustment be made to any and all the financial covenants and the capital expenditure covenant set forth herein. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         Holders. Purchaser, and all Persons holding Registrable Securities, except that neither the Company nor any Shareholder nor any Affiliate of the Company or the Shareholder (other than Purchaser) will at any time be a Holder. Unless otherwise provided in this Agreement or in the Intercreditor Agreement (as defined in the Note Agreement), in each instance that the Holders are required to request, consent, amend, modify, waive or terminate in concert with respect to any provision in this Agreement or to an action

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         directly or indirectly relating to this Agreement, the Holders will be deemed to have undertaken or approved such action if the Holders of a majority-in-interest of the Registrable Securities so request or consent.

         Indebtedness. For any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than 120 days past due, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c),
         (d), (e) or (f).

         Indemnified Party. This term is defined in Section 6.01 hereof and in
         Section 11.01 of the Shareholder Agreement.

         Initial Holders. Each Purchaser and any Affiliate of Purchaser to which any of the Warrants or any part of or interest in the Warrants is assigned.

         Issuable Warrant Shares. Shares of Common Stock or Other Securities issuable on exercise of the Warrants.

         Issued Warrant Shares. Shares of Common Stock or Other Securities issued on exercise of the Warrants.

         Lien. Any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

         Negotiation Period. This term is defined in the definition of Appraised Value.

         New Securities. Any Capital Stock other than the Warrant Shares and the Permitted Stock.

         Non-Compete Agreements. This term is defined in Section 11.1 of the Note Agreement.

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         Note. All or any portion of any of the Senior Note (as defined in the
         Note Agreement) and any and all documents evidencing the indebtedness under the Note and any refinancing, refunding, or replacement of the Note.

         Note Agreement. This term is defined in the preamble and includes the Note Purchase Agreement of even date with this Agreement between the Company and Purchaser and all documents evidencing indebtedness thereunder or otherwise related to the Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Note Agreement.

         Notice of Proposed Drag-Along Sale. This term is defined in Section
         4.01 of the Shareholder Agreement.

         Notice of Sale. This term is defined in Section 6.02(a) of the Shareholder Agreement.

         Other Securities. Any stock, other securities, property, or other property or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrants.

         Permitted Stock. Any stock issued or issuable by the Company pursuant to any securities outstanding on the Closing Date as disclosed on Schedules 3.01 (a) or 3.01 (d) and up to 385,900 shares reserved for issuance but not yet issued under the Company's 1992, 1996 and 1997 Stock Option Plans (and the reissuance of any cancelled or expired options issued thereunder).

         Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, entity, or government authority (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

         Proposed Sale. This term is defined in Section 4.01 of the Shareholder Agreement.

         Public Offering. A public offering of shares of any class of Capital Stock by the Company issued to the general public pursuant to a registration statement declared effective by the United States Securities and Exchange Commission.

         Purchaser.  This term is defined in the preamble.

         Qualified Liquidation Event. Either (i) a Public Offering of common stock completed by and resulting in proceeds (before underwriting discounts and commissions and adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the Capital Stock of the Company) to the Company or Subsidiary, as applicable, of at least $15,000,000, at a price of not less than $5.00 per share (adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the

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

         Capital Stock of the Company) and which results in an aggregate valuation of all of the outstanding shares of Common Stock of the Company on a fully diluted basis immediately prior to the consummation of such offering of at least $40,000,000, or (ii) a sale of stock or assets of the Company in an amount not less than $40,000,000, provided that the Purchaser receives cash consideration of not less than (x) $5.00 per Warrant Share (adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the Capital Stock of the Company) if such sale occurs on or before March 31, 2002, or (y) $7.00 per Warrant Share (adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the Capital Stock of the Company) if such sale occurs after March 31, 2002.

         Qualified Liquidity Milestone. A date on which the Common Stock has qualified for and is trading on the National Association of Securities Dealers Automated Quotation System -- National Market System or the New York Stock Exchange with one calendar quarter of average trading volume of 25,000 shares per day with an average share price during such quarter at $5.00 (such price to be adjusted for any stock split, stock dividend, reverse stock split or other subdivision of the Common Stock) if the quarter occurs within the first three (3) years of the date hereof and $7.00 (such price to be adjusted for any stock split, stock dividend, reverse stock split or other subdivision of the Common Stock) per share thereafter.

         Register, registered, and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         Registrable Securities. (a) The Issuable Warrant Shares and (b) the Issued Warrant Shares that have not been previously sold to the public.

         Related Party. An entity wholly owned by a Selling Shareholder or one or more Related Parties.

         Revenue. The gross revenue of the Company calculated in accordance with GAAP.

         Revenue Value. Shall mean the sum of (a) the product of (i) three and one half (3.5) times (ii) Revenue for such period, less (b) funded Indebtedness (excluding trade accounts payable more than 120 days due) and the liquidation or redemption value of any outstanding preferred stock, plus (c) the exercise price of any Common Stock Equivalents, that have a Fair Market Value greater than the exercise price of such Common Stock Equivalents, plus (d) cash of the Company, cash equivalents and the Fair Market Value of marketable securities held by or for the Company; and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents having an exercise price per share less than the Fair Market Value of such Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer, provided, however, the Revenue Value will be equal to the value determined using either (aa) the twelve (12) month period

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

         comprising the immediately preceding fiscal year, or (bb) the immediately preceding twelve (12) calendar months, prior to the date notice is given of the exercise of the Drag-Along Call Option, whichever is greater.

         Selling Shareholder. This term is defined in Section 6.02 of the Shareholder Agreement.

         Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

         Shareholder. This term is defined in the preamble.

         Shareholder Agreement. This term is defined in the preamble and includes the Shareholder Agreement dated as of the Closing Date between the Company, the Shareholder and Purchaser in substantially the form attached to this Agreement as Annex A and incorporated in this Agreement by reference.

         Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty-one percent (51%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

         Valuation Event. This term is defined in the definition of Fair Market Value.

         Warrant Agreement. This term is defined in the preamble to the Shareholder Agreement and includes this Agreement and all documents related to this Agreement as this Agreement may be amended from time to time.

         Warrants. This term means collectively the "A Warrant," the "B Warrant" and the "C Warrant" referred to in Section 2.01, dated as of the Closing Date, issued to Initial Holders, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrants.

         Warrant Shares. The Issued Warrant Shares and the Issuable Warrant Shares.

                                   ARTICLE II
                                  THE WARRANTS

         2.01 The Warrants. On the Closing Date, each Purchaser agrees to purchase from the Company for the purchase price set forth beneath the name of each Purchaser on the signature page of this Agreement, and the Company agrees to issue to each Purchaser, certain warrants designated as the "A Warrant," the "B Warrant" and the "C Warrant" each in substantially the form attached to this Agreement as Annex B-1, B-2 and B-3, respectively, and incorporated in this Agreement by reference

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

to purchase the number of shares of Common Stock corresponding to the type of Warrant set forth beneath the name of each Purchaser on the signature page of this Agreement, all in accordance with the terms and conditions of this Agreement.

         2.02 Legend. The Company will deliver to each Purchaser on the Closing Date one or more certificates representing the A Warrant, the B Warrant, and the C Warrant purchased by each Purchaser in such denominations as such Purchaser requests. Such certificates will be issued in each Purchaser's name or in the name or names of its designee or designees, as the case may be. It is understood and agreed that the certificates evidencing the Warrants will bear the following legend:

         "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

         "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF MARCH 31, 1999, BETWEEN VALUESTAR CORPORATION (THE "COMPANY"), JAMES STEIN, JAMES A. BARNES, AND JERRY E. POLIS, SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, PACIFIC MEZZANINE FUND, L.P. AND TANGENT GROWTH FUND, L.P. (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

         2.03 Exercise Price.

                  (a) The Exercise Price in connection with the A Warrant per share will be $1.00 for each share of Common Stock covered by the A Warrant; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by all A Warrants exceed $1,527,250 whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the A Warrant may be exercised.

                  (b) The Exercise Price in connection with the B Warrant per share will be $0.00025 for each share of Common Stock covered by the B Warrant; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by all B

         Warrants exceed $131.88, whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the B Warrant may be exercised.

                  (c) The Exercise Price in connection with the C Warrant per share will be $1.00 for each share of Common Stock covered by the C Warrant; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by all C Warrants exceed $231,132 whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the C Warrant may be exercised.

         2.04 Exercise.

                  (a) Each of the Warrants may be exercised at any time or from time to time on or after the Closing Date and prior to the earlier of
         (i) six (6) years from the date the Note is paid in full or (ii) ten
         (10) years from the date hereof, on any day that is a Business Day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise any Warrant, in whole or in part, the Holder will deliver to the Company at the address designated by the Company pursuant to Section 6.06, (x) a written notice of such Holder's election to exercise its Warrant, which notice will specify the number of Issuable Warrant Shares to be purchased pursuant to such exercise, (y) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares to be purchased pursuant to such exercise, and (z) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrants. Upon receipt of such notice, the Company will, as promptly as practicable, and in any event within ten (10) Business Days (or such longer period of time as is reasonably necessary to complete any required calculations or determinations), execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holder, or such other name as designated in such notice. Warrants will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant, is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate or certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase a number of Issuable Warrant Shares with respect to which the Warrant has not been exercised, which new Warrant will, in all other respects, be identical with the Warrants, or, at the request of such Holder, appropriate notation may be made on the Warrant and the Warrant returned to such Holder.

                  (b) Payment of the Exercise Price will be made, at the option of the Holder, by (i) company or individual check, certified or official bank check, (ii) cancellation of any debt and/or accrued interest owed by the Company to the Holder, or (iii) cancellation of Warrant Shares, valued at Fair Market Value (but no Appraised Value shall be required for purposes of this calculation). If the Holder surrenders a combination of cash or cancellation of any debt owed by the Company to the Holder or Warrants, the Holder will specify the respective number of shares of Common Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however, that a Holder may designate that any cash to be remitted to a Holder in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash; provided further, that so long as any amounts due under the Note remain outstanding, Holder will first apply such outstanding debt due under the Note towards the cost of exercising Warrants before applying any value in Warrants or Warrant Shares towards such exercise cost, but only if, such priority does not result in a greater tax liability than if Holder applied such outstanding debt due under the Note towards the cost of exercising Warrants after applying any value in Warrants or Warrant Shares towards such exercise cost.

         2.05 Taxes. The issuance of any Common Stock or Other Securities upon the exercise of the Warrant will be made without charge to any Holder for any tax, other than income taxes assessed on such Holder, in respect of such issuance.

         2.06 Warrant Register. The Company will, at all times while any of the Warrants remain outstanding and exercisable, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrants will be provided for. The Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of any Warrant.

         2.07 Transfer and Exchange. The Warrants and all options and rights under the Warrants are transferable, as to all or any part of the number of Issuable Warrant Shares purchasable upon its exercise, by the Holders of the Warrants, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrants at the principal offices of the Company, together with the form of transfer authorization attached to the Warrants duly executed. Absent any such transfer and subject to the Shareholder Agreement, the Company may deem and treat the registered Holders of the Warrants at any time as the absolute owners of the Warrants for all purposes and will not be affected by any notice to the contrary. If any Warrant is transferred in part, the Company will, at the time of surrender of such Warrant, issue to the transferee a Warrant covering the number of Issuable Warrant Shares transferred and to the transferor a Warrant covering the number of Issuable Warrant Shares not transferred.

         2.08 Adjustments to Number of Shares Purchasable.

                  (a) The Warrants will be exercisable for the number of shares of Common Stock in such manner that, following the complete and full exercise of the Warrant of each Holder, the amount of Common Stock issued to all Holders will equal the aggregate number of shares of Common Stock set forth beneath the name of Purchaser on the signature pages of this Agreement in connection with each type of Warrant, as adjusted, to the extent necessary, to give effect to the following events:

                                    (i) In case at any time or from time to
                  time, the holders of any class of Common Stock or Common Stock Equivalent have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                                        (A) consideration (other than cash) by
                           way of dividend or distribution; or

                                        (B) consideration (including cash) by
                           way of spin-off, split-up, reclassification
                           (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

                  other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 2.08(a)(ii) and
                  (iii)), then, and in each such case, the Holders, on the exercise of the Warrants, will be entitled to receive for each share of Common Stock issuable under the Warrants as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Common Stock or Common Stock Equivalent or to which such holder is entitled less the amount of any Dilution Fee actually and irrevocably paid to such Holders. All such consideration receivable upon exercise of the Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holder for purposes of determining the amount of consideration to which such Holder is entitled upon exercise of the Warrant with respect to any subsequent distribution.

                                    (ii) If at any time there occurs any stock
                  split, stock dividend, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock to be received by the Holder of the Warrant and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

                                    (iii) In the case of any reclassification or
                  change of outstanding shares of any class of Common Stock or Common Stock Equivalent (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Company with, or merger or share exchange of the Company with or into, another Person, or in the case of any sale of all or a majority of the property, assets, business, income or revenue generating capacity, or goodwill of the Company, the Company, or such successor or other Person, as the case may be, will provide in writing that the Holder of this Warrant will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holder of any class of Common Stock or Common Stock Equivalent that the Warrant entitles the Holder to receive immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section
                  2.08(a)(i) and otherwise in this Agreement). Any such successor Person, which thereafter will be deemed to be the Company for purposes of the Warrants, will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this Section 2.08.

                                    (iv) If at any time the Company issues or
                  sells any shares of any Common Stock or any Common Stock Equivalent, other than Permitted Stock, at a per unit or share consideration (which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Common Stock Equivalent) less than the then current Fair Market Value per share of Common Stock immediately prior to the time such Common Stock or Common Stock Equivalent is issued or sold (the "Additional Securities"), then:

                                        (A)  the Exercise Price will be reduced
                           to the lower of the prices calculated by:

                                             (I) dividing (x) an amount equal to
                                    the sum of (1) the number of shares of
                                    Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issuance or sale on a fully diluted basis; and

                                             (II) multiplying the then existing
                                    Exercise Price by a fraction, the numerator of which is (x) the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Company upon such issuance or sale, (y) divided by the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection (II), the date as of which the Fair Market Value per share of Common Stock will be computed will be the earlier of the date upon which the Company (aa) enters into a firm contract for the issuance of such shares, or (bb) issues such shares); and

                                        (B) the number of shares of Common Stock
                           for which any of the Warrants may be exercised at the Exercise Price resulting from the adjustment described in subsection (A) above will be equal to the product of the number of shares of Common Stock purchasable under such Warrants immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

                                    (v) In the case any event occurs as to which
                  the preceding Sections 2.08(a)(i) through (iv) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Agreement, then, in each such case, the Holder may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holder and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne by the Company.

                                    (vi) In the event of, and as a condition
                  precedent to the effectiveness of, any sale or other disposition of all or substantially all of the stock or assets of the Company or any of its Subsidiaries in a single transaction or series of transactions prior to the occurrence of a Qualified Liquidation Event or a Qualified Liquidity Milestone (a "Sale"), the number of shares of Common Stock for which the Warrants may be exercised shall be increased so that each Holder's share of the proceeds from any such Sale is not less than the Revenue Value of each Holder's Warrant Shares (calculated immediately prior to the consummation of such Sale after deducting the Exercise Price). The adjustments set forth in the immediately preceding sentence are in addition to, and not in lieu of, any other adjustments to the Warrants, the Warrant Shares and/or the Exercise Price provided for in this Agreement.

                  (b) The Company and the Shareholder will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Company or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment or dilution. Without limiting the generality of the foregoing, each of the Company and the Shareholder will (i) use their reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Securities, free and clear of all liens, encumbrances, equities, and claims and (ii) use its reasonable efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under the Warrants.

                  (c) Any calculation under this Section 2.08 will be made to the nearest one ten-thousandth of a share and the number of Issuable Warrant Shares resulting from such calculation will be rounded up to the next whole share of Common Stock or Other Securities comprising Issuable Warrant Shares.

                  (d) The Company will not permit any Subsidiary to issue any Capital Stock other than to the Company.

         2.09 Lost, Stolen, Mutilated, or Destroyed Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrants and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of the Warrants, the Company, without charge to the Holder thereof, will make and deliver a new Warrant of like tenor and the same series in lieu of such lost, stolen, destroyed or mutilated Warrant. If any such lost, stolen or destroyed Warrant is owned by Purchaser or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

         2.10 Stock Legend. Unless there is an effective registration statement and qualification respecting the Warrant Shares under the Securities Act or under applicable state securities laws, any stock certificate issued pursuant to the exercise of a Warrant will bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF MARCH 31, 1999 BETWEEN VALUESTAR CORPORATION (THE "COMPANY"), JAMES STEIN, JAMES A. BARNES AND JERRY E. POLIS, SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, PACIFIC MEZZANINE FUND, L.P. AND TANGENT GROWTH FUND. L.P. (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED,

         AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY."

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.01 Representations and Warranties of the Company. The Company represents and warrants to Purchaser that:

                  (a) The Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed, where the failure to so qualify or license would have a Material Adverse Effect on the Company. The Company has no Subsidiaries or debt or equity investment in any Person other than Borrower. Except as set forth on Schedule 3.01(a), no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company or the assets of the Company. The Company owns 100% of the equity interest of the Borrower free and clear of all liens, claims, and encumbrances, and no Person has any rights, whether granted by the Borrower, the Company or any other Person, to acquire any portion of the equity interest of the Borrower or the assets of the Borrower.

                  (b) The Company has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Shareholder Agreement, and the Warrants, and the officers of Company executing and delivering this Agreement, the Shareholder Agreement, and the Warrants are duly authorized to do so. This Agreement, the Shareholder Agreement, and the Warrants have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Company, enforceable in accordance with their respective terms.

                  (c) The execution, delivery, and performance of this Agreement, the Shareholder Agreement, and the Warrants will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any agreement, instrument, or document to which the Company is a party or by which it is bound.

                  (d) As of the Closing Date, the authorized capital stock of the Company consists of 25,000,000 shares of capital stock, of which 20,000,000 are Common Stock .00025 par value, 5,000,000 are preferred stock .00025 par value, and of which 9,312,996 shares of Common Stock are issued and outstanding and no shares of preferred stock are outstanding. One million five hundred twenty-seven thousand two hundred fifty (1,527,250) shares of Common Stock are reserved for issuance on exercise of the A Warrants. Five hundred twenty-seven thousand five hundred fourteen (527,514) shares of Common Stock are reserved for issuance on exercise of the B Warrants. Two hundred thirty-one thousand one hundred thirty-two (231,132) shares of Common Stock are reserved for issuance on exercise of the C

         Warrants. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold, and delivered by Company free from preemptive rights, rights of first refusal, or similar rights and in compliance with applicable federal and state securities laws. Except as disclosed on Schedule 3.01(a) and pursuant to this Agreement, the Company is not obligated to issue or sell any Capital Stock, and, except for this Agreement and the Shareholder Agreement, the Company is not party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except as disclosed on Schedule 3.01(d) and the Shareholder Agreement, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

                  (e) The shares of Common Stock issuable on exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights.

                  (f) The Company has good, indefeasible, merchantable, and marketable title to, and ownership of, all of its assets free and clear of all liens, pledges, security interests, claims, or other encumbrances except those in favor of (i) the Purchaser pursuant to the Note Agreement or (ii) the Permitted Liens (as defined in the Note Agreement).

                  (g) There is not now, and at no time during the term of this Agreement or the Shareholder Agreement will there be, any agreement, arrangement, or understanding by and between the Company and any security holder, other than this Agreement, the Shareholder Agreement, and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company in contravention of this Agreement or the Shareholder Agreement.

                  (h) Each of the representations and warranties made by the Company pursuant to the Note Agreement and the Shareholder Agreement is true and correct.

                  (i) None of the documents, instruments, or other information furnished to the Purchaser by the Company, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Company in this Agreement, the Note Agreement, or the Shareholder Agreement, or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided to Purchaser.

                  (j) Small Business Concern. The Company is a "small business concern" as defined in Section 103(5) of the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder (the "Act"), which for purposes of size eligibility meets the applicable criteria set forth in Section 121.802(a)(3) of Title 13 of the Code of Federal Regulations.

         3.02 Representations and Warranties of Purchaser. Each of the representations and warranties of each of the Purchasers set forth in Article III of the Note Agreement is hereby restated and incorporated by reference in this Agreement as though set forth in this Agreement and is made by each Purchaser as representations and warranties of each Purchaser, with respect to itself and not with respect to any other Purchaser, for the benefit of the Company. Each Purchaser also represents and warrants to the Company with respect to itself and not with respect to any other Purchaser as follows:

                  (a) Seacoast represents and warrants to the Company that it is a limited partnership duly organized and existing and in good standing under the laws of the state of its organization.

                  (b) Pacific represents and warrants to the Company that it is a limited partnership duly organized and existing in good standing under the laws of the State of its organization.

                  (c) Tangent represents and warrants to the Company that it is a limited liability company duly organized and existing in good standing under the laws of the State of its organization.

                  (d) Each Purchaser represents and warrants to the Company that it has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and the Shareholder Agreement, and its partners, officers or agents executing and delivering this Agreement and the Shareholder Agreement are duly authorized to do so. This Agreement and the Shareholder Agreement have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms.

                  (e) Each Purchaser represents and warrants to the Company that it, (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; and (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Purchaser.

                  (f) Each Purchaser represents and warrants to the Company that, except as otherwise contemplated by this Agreement and the Shareholder Agreement, Purchaser is acquiring its Warrant and any securities issuable upon exercise of the Warrant for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

                  (g) Each Purchaser represents and warrants to the Company that it agrees that the certificates representing its Warrant and any Issued Warrant Shares will bear the legends referenced in this Agreement, and such Warrant or securities issuable upon exercise of the

         Warrant and pursuant to the Shareholder Agreement, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

                                   ARTICLE IV
                                    COVENANTS

         The Company covenants and agrees as follows:

         4.01 Financial Statements. The Company will furnish to each Purchaser:

                  (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, beginning with the fiscal year ending June 30, 1999, (i) a copy of the annual audit report of the Company for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing selected by the Company and consented to by Purchaser (provided Purchaser's consent shall not unreasonably be withheld) to the effect that such report has been prepared in accordance with GAAP; (ii) a certificate delivered to Purchaser by such independent certified public accountants confirming the calculations set forth in the officers' certificate delivered to Purchaser simultaneously therewith in accordance with Section 6.2(a); and (iii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year, together with a summary analysis of variances prepared by the Company's management. The Company shall deliver copies of all material reports and correspondence sent to the Company or the Company by its independent certified public accountants promptly upon receipt thereof.

                  (b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of an unaudited consolidated financial report of the Company as of the end of such calendar month and for the portion of the fiscal year then ended (with notes as to any consolidating entries), containing consolidated balance sheets, statements of income, and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, together with a comparison of the actual results during such period to those originally budgeted by the Company for such period together with a written summary analysis of variances prepared by the Company's management.

                  (c) As soon as available, and in any event within forty-five
(45) days after the end of each fiscal quarter, a copy of an unaudited financial report of the Company as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing consolidated balance sheets, statements of income, and statements of cash flow, (with notes as to any consolidating entries), in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, together with a comparison of the actual results during such period to those originally budgeted by the Company for such period together with a written summary analysis of variances prepared by the Company's management.

                  (d) On or before thirty (30) days prior to the beginning of each fiscal year of the Company, an annual budget or business plan for such fiscal year on a monthly basis, including projected consolidated balance sheets, income statements, and cash flow statements for each month of such fiscal year (with notes as to any consolidating entries), and, at the beginning of each fiscal quarter, all revisions thereto approved by the board of directors of the Company.

         4.02 Laws. The Company will comply with all applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, agencies, and instrumentalities of the foregoing applicable to the Company.

         4.03 Inspection. Subject to Section 6.16 of this Agreement, the Company will permit any representative designated by the Holders to (a) visit and inspect any of the properties of the Company; (b) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom; and (c) discuss the affairs, finances, and accounts of the Company with the directors, officers, key employees, and independent accountants of the Company.

         4.04 Certain Actions. Without the prior written consent of the Holders (except that with respect to Sections 4.04(c), (d) and (i), in which case the consent of each Holder shall be required), which consent may be withheld in the sole discretion of the Holders, the Company will not:

                  (a) permit to occur any amendment, alteration, or modification of its Articles of Incorporation, Bylaws or other charter or organizational documents of the Company, as constituted on the date of this Agreement, the effect of which, in the sole judgment of the Holders, would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of Company or the Shareholder under this Agreement, the Warrants, or the Shareholder Agreement;

                  (b) declare or make any dividends or distributions of its cash, stock, property, or assets or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Capital Stock or capital stock or securities of any Affiliate of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate of the Company;

                  (c) effect any sale, lease, assignment, transfer, or other conveyance of any portion of the assets or operations or the revenue or income generating capacity of the Company in excess of $25,000 in the aggregate (other than inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the business of the Company) or to take any such action that has the effect of any of the foregoing;

                  (d) except pursuant to this Agreement or the Shareholder Agreement, issue or sell, or otherwise dispose of any Capital Stock of any Subsidiary, dissolve or liquidate, or effect any consolidation or merger involving the Company or any Subsidiary or any reclassification, corporate reorganization, stock split or reverse stock split, or other change of any class of Capital Stock;

                  (e) enter into any business that the Company is not conducting on the date of this Agreement or acquire any substantial business operation or assets (through a stock or asset purchase or otherwise);

                  (f) enter into any transaction or transactions with any director, officer, employee, or 5% or greater shareholder of the Company, who is not an officer, director or employee of the Company, or the Shareholder, or any Affiliate or relative of the foregoing except upon terms that, in the opinion of the Holders, are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or the Shareholder or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

                  (g) increase the amount of benefits payable under any benefit plan in the aggregate, or increase, beyond the amounts permitted pursuant to the Note Agreement as of the date of this Agreement, the aggregate amount of salary and any other direct and indirect remuneration (including, but not limited to, employee benefits, professional, management, and consulting fees and expenses, and bonuses under any plans) paid or accrued by the Company during any fiscal year to or for the direct or indirect benefit of any of its officers, directors, Affiliates or any 5% or greater shareholder of the Company;

                  (h) acquire any debt or equity interest in any Person or establish or acquire a Subsidiary or make any additional capital contribution or purchase any additional equity in any Subsidiary or make any advances or loans to any Subsidiary except Borrower or transfer any technology or assets to any Subsidiary except Borrower;

                  (i) modify, amend, terminate or waive any provision of the Non-Compete Agreement or consent to James Stein ceasing to perform the functions of president and chief executive officer of the Company;

                  (j) allow the aggregate par value of the Capital Stock subject to the Warrants from time to time to exceed the price payable upon exercise of the Warrants, as adjusted from time to time; or

                  (k) agree to take, permit or enter into any of the events described in subsections (a) through (j) above.

         4.05 Records. The Company and each of its Subsidiaries will keep books and records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with GAAP.

         4.06 Accountants. The Company will retain independent public accountants who will certify the consolidated financial statements of the Company at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by Company, are terminated, the Company will promptly thereafter notify each Holder and upon the Holders' request, the Company will request the firm of independent public accountants whose services are terminated to deliver (without liability for such firm) to each Holder a letter of such firm setting forth the reasons for the termination of their services and in its notice to each Holder the Company will state whether the change of accountants was recommended or approved by the board of directors of the Company or any committee thereof.

         4.07 Existence. The Company will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use intellectual property where such failure would have a Material Adverse Effect on the Company.

         4.08 Notice.

                  (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company; or (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Issuable Warrant Shares upon exercise of the Warrants or the issuance of Permitted Stock), then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; (D) the amount and character of any Capital Stock, property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made; and (E) such other information as the Holders may reasonably request. Any such notice will be deposited in the United States mail, postage prepaid, at least twenty (20) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrants to the contrary the Holders may exercise the Warrants within twenty (20) days from the receipt of such notice.

                  (b) If there is any adjustment as provided above in Article II, or if any Other Securities become issuable in lieu of shares of such Common Stock upon exercise of the Warrants, the Company will immediately cause written notice thereof to be sent to the each Holder, which notice, if requested by Holder, will be accompanied by a certificate of the independent public accountants of the Company setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrants, as the case may be. At the request of any Holder and upon surrender of the Warrant of such Holder, the Company will reissue the Warrant of such Holder in a form conforming to such adjustments.

         4.09 Taxes. The Company will file all required tax returns, reports, and requests for refunds on a timely basis and will pay on a timely basis all taxes imposed on either of it or upon any of its assets, income, or franchises.

         4.10 Warrant Rights. The Company covenants and agrees that during the term of this Agreement and so long as any Warrant is outstanding, (a) the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock and Other Securities, to provide for the exercise in full of the rights represented by the Warrants and the exercise in full of the rights of the Holders under the Shareholder Agreement; (b) the Company will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Warrant would require the payment by the Holder of consideration for the Common Stock or Other Securities receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, the Company and the Shareholder will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

         4.11 Small Business Investment Act. At the request of any Holder, the Company will, and each Shareholder will use his/her/its best efforts to, promptly correct any defect, error or omission with respect to the Act that may be discovered in the contents of this Agreement or the documents executed in connection herewith or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary for this Agreement and such other documents, and all transactions contemplated thereby, to comply with the Act.

         4.12 Non-Compete Agreement. Subject to any limitations established or existing under applicable law, the Company will maintain the Non-Compete Agreement in full force and effect, and will diligently enforce the Non-Compete Agreement against any parties thereto who violate or attempt to violate such Non-Compete Agreement.

                                    ARTICLE V
                                   CONDITIONS

         The obligations of Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions precedent:

         5.01 Opinion. Purchaser will have received favorable opinions, dated the Closing Date, from Bay Venture Counsel, LLP, counsel for the Company covering matters raised by the Note Agreement, this Agreement, the Shareholder Agreement, and such other matters as Purchaser or its counsel may request, and otherwise in form and substance satisfactory to Purchaser and its counsel, and written permission from each other firm issuing an opinion to the Company in connection with this Agreement, the Note Agreement or any Other Agreement, as defined in the Note Agreement, authorizing Purchaser to rely on such opinions.

         5.02 Note Agreement Conditions. All of the conditions precedent to the obligations of Purchaser under the Note Agreement will have been satisfied in full.

         5.03 Material Change. There will have occurred no material adverse change in the business, prospects, results, operations, or condition, financial or otherwise, of the Company.

         5.04 Shareholder Agreement. The Company and the Shareholder will have entered into the Shareholder Agreement with Purchaser.

         5.05 Representations and Agreements. Each representation and warranty of the Company and the Shareholder set forth in this Agreement will be true and correct when made and as of the Closing Date, and the Company and the Shareholder will have fully performed all their covenants and agreements set forth in this Agreement.

         5.06 Proceedings; Consents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to Purchaser and their counsel, and Purchaser and their counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that Purchaser or such counsel may request in connection with the consummation of such transactions. All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement and the Shareholder Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

         5.07 Small Business Concern Documents. The Company will have completed, executed and delivered to Purchaser a Size Status Declaration on SBA Form 480, a Non-Discrimination Certificate on SBA Form 652-D and shall have provided Purchaser the information necessary to complete the Portfolio Financing Report on SBA Form 1031.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.01 Indemnification. In addition to any other rights or remedies to which Purchaser and the Holders may be entitled, the Company agrees to and will indemnify and hold harmless Purchaser, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the sole or contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company or the Shareholder under this Agreement, the Shareholder Agreement, or under any other agreement to which the Company or the Shareholder is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser or the Holders under this Agreement.

         6.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

         6.03 Integration. This Agreement and the Shareholder Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder and the Holders.

         6.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

         6.05 Severability. The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

         6.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

            If to the Purchaser, at     Seacoast Capital Partners Limited
                                        Partnership
                                        One Sansome Street, Suite 2100
                                        San Francisco, California 94104
                                        Attention: Jeffrey J. Holland
                                        Fax: (415) 956-1459

                                        Seacoast Capital Partners Limited
                                        Partnership
                                        c/o Seacoast Capital Corporation
                                        55 Ferncroft Road
                                        Danvers, Massachusetts  01923
                                        Attention:  Walt Leonard
                                        Fax: (508) 750-1301

                                        Pacific Mezzanine Fund, L.P.
                                        2200 Powell Street, Suite 1250
                                        Emeryville, California 94608
                                        Attention: Dave Woodward
                                        Fax: (510) 595-9801

                                        Tangent Growth Fund, L.P.
                                        1 Union Square
                                        180 Geary Street, Suite 500
                                        San Francisco, California  94108
                                        Attention: Mark P. Gilles
                                        Fax:  (415) 392-1928

            with courtesy copies to:    Patton Boggs LLP
                                        2200 Ross Avenue, Suite 900
                                        Dallas, Texas 75201
                                        Attention: Charles P. Miller, Esq.
                                        Fax: (214) 871-2688

            If to the Company, at       ValueStar Corporation
                                        11204 Ballena Boulevard
                                        Almeda, California  94501
                                        Attention: Jim Stein
                                        Fax:  (510) 814-9319

            with courtesy copies to:    Bay Venture Counsel, LLP
                                        1999 Harrison Street, Suite 1300
                                        Oakland, California  94612
                                        Attention: Bruce Johnson, Esq.
                                        Fax:  (510) 834-7440

            If to the Shareholder, at:  James Stein
                                        ValueStar, Inc.
                                        11204 Ballena Boulevard
                                        Almeda, California 94501
                                        Fax: (510) 814-9319

                                        James A. Barnes
                                        9029 Opus Drive
                                        Las Vegas, Nevada 89117
                                        Fax: (702) 254-4212

                                        Jerry E. Polis
                                        980 American Pacific Drive
                                        Suite 111
                                        Henderson, Nevada 89014
                                        Fax: (702) 737-6900


or to such other address as each party may designate for itself by like notice. Notice to any Holder other than Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

         Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

         No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

         6.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         6.08 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

         6.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

         6.10 Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten (10) days of demand by the Holders.

         6.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

         6.12 Other Business. It is understood and accepted that Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Shareholder agree that all business opportunities in any field substantially related to the business of the Company will be pursued exclusively through the Company.

         6.13 CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES IN THE STATE OF CALIFORNIA AND WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA, AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

         6.14 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

         6.15 Small Business Investment Act. This Agreement, the other purchase documents executed in connection herewith, and all transactions contemplated hereby and thereby are subject to the provisions of the Act, and shall be governed thereby to the extent of any conflict therewith.

         6.16 Confidentiality. Each Holder agrees to keep confidential any information delivered by the Company to such Holder under this Agreement that the Company clearly indicates in writing to be confidential information; provided, however, that nothing in this Section 6.16 will prevent such Holder from disclosing such information (a) to any Affiliate of such Holder or any actual or potential purchaser, participant, assignee, or transferee of such Holder's rights or obligations hereunder that agrees to be bound by the terms of this Section 6.16, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Holder, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Holder, (f) in connection with the exercise of any remedy under this Agreement, or (g) to the certified public accountants for such Holder. The Company agrees that such Holder will be presumed to have met its obligations under this Section 6.16 to the extent that it exercises the same degree of care with respect to information provided by the Company as it exercises with respect to its own information of similar character.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                        COMPANY:

                                        VALUESTAR CORPORATION

                                        By:
                                           ------------------------------------
                                        Name:  James Stein
                                        Title: President and Chief Executive
                                               Officer


                                        SHAREHOLDERS:



                                        ---------------------------------------
                                        James Stein



                                        ---------------------------------------
                                        James A. Barnes, individually, as
                                        President of Sunrise Capital, Inc. and
                                        General Partner of Tiffany Investments,
                                        and as General Partner of Tiffany
                                        Investments Limited Partnership



                                        ---------------------------------------
                                        Jerry E. Polis, individually, as
                                        President of Davric Corporation and
                                        Trustee of the Jerry E. Polis Family
                                        Trust

                                        PURCHASER:

                                        SEACOAST CAPITAL PARTNERS
                                        LIMITED PARTNERSHIP

                                        By:   Seacoast Capital Corporation,
                                              its general partner

                                              By:
                                                  -----------------------------
                                                  Jeffrey J. Holland
                                                  Vice President

                                        One Sansome Street, Suite 2100
                                        San Francisco, California  94104
                                        Attention:  Jeffrey J. Holland
                                        Fax: (415) 956-459

                                        55 Ferncroft Road
                                        Danvers, Massachusetts  01923
                                        Attention:  Walt Leonard
                                        Fax: (508) 750-1301

                                        Number of Warrant Shares in connection
                                        with the A Warrant: 935,051

                                        Number of Warrant Shares in connection
                                        with the B Warrant: 322,968

                                        Number of Warrant shares in connection
                                        with the C Warrant: 141,509

                                        PACIFIC MEZZANINE FUND. L.P.

                                        By:   Pacific Private Capital
                                              its general partner

                                              By:
                                                 ------------------------------
                                                 David Woodward
                                                 General Partner

                                        2200 Powell Street, Suite 1250
                                        Emeryville, California  94608
                                        Attention: David Woodward
                                        Fax:  (510) 595-9801

                                        Number of Warrant Shares in connection
                                        with the A Warrant:  374,021

                                        Number of Warrant Shares in connection
                                        with the B Warrant: 129,187

                                        Number of Warrant shares in connection
                                        with the C Warrant: 56,604

                                        TANGENT GROWTH FUND, L.P.


                                        By:   Tangent Fund Management LLC,
                                              General Partner


                                        By:
                                           ----------------------------------
                                           Mark P. Gilles
                                           Vice President

                                        1 Union Square
                                        180 Geary Street, Suite 500
                                        San Francisco, California  94108
                                        Attention: Mark P. Gilles
                                        Fax: (415) 392-1928

                                        Number of Warrant Shares in connection
                                        with the A Warrant:  218,178

                                        Number of Warrant Shares in connection
                                        with the B Warrant:  75,359

                                        Number of Warrant shares in connection
                                        with the C Warrant:  33,019

                                SCHEDULE 3.01(a)

                                SCHEDULE 3.01(d)

                                    ANNEX A

                          FORM OF SHAREHOLDER AGREEMENT

                                 (SEE ATTACHED)

                                    ANNEX B-1

                                FORM OF A WARRANT


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT EACH DATED AS OF MARCH ______, 1999, AMONG VALUESTAR, CORPORATION (THE "COMPANY") JIM STEIN, JAMES A. BARNES AND JERRY E. POLIS (INDIVIDUALLY AND COLLECTIVELY, THE "SHAREHOLDER") AND SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP (THE "PURCHASER"), PACIFIC MEZZANINE FUND, L.P. ("PACIFIC") AND TANGENT FUND MANAGEMENT, LLC ("TANGENT") (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.


              shares of
-------------                                              Warrant No.
Common Stock                                                          ---------


                       WARRANT TO PURCHASE COMMON STOCK OF
                              VALUESTAR CORPORATION


         This is to certify that, in consideration of ten dollars ($10.00) and other valuable consideration, which is hereby acknowledged as received, the Purchaser, its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Agreements) and prior to the earlier to occur of (i) the expiration of six (6) years from the date the obligations evidenced by the Senior Note, dated as of March ___, 1999 executed by ValueStar, Inc., a California corporation, (the "Subsidiary") and payable to the Purchaser, as the same may be amended, modified and extended from time to time, are paid in full pursuant to the terms of the Note Purchase Agreement, dated as of March _____, 1999, between the Subsidiary and the Purchaser as the same may be amended from time to time, (ii) 5:00 p.m. March _____, 2009, to exercise this Warrant to purchase _________________ (________) shares of the Common Stock of ValueStar Corporation, a Colorado corporation (the "Company"), as the same shall be adjusted from time to time pursuant to the provisions of the Agreements at a price per share as specified in the Agreements and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreements.

         This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreements, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Agreements for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Copies of the Agreements are on file at the office of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed this ____ day of March, 1999.

                                                VALUESTAR CORPORATION



                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ of the number of shares of Common Stock of ValueStar Corporation purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________ whose address is ___________________________________________, and if such shares of Common Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         Dated:                 ,        .
                 ---------------  -------
                                                -------------------------------


                                                By:
                                                   ----------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

                                                Address:
                                                         ----------------------

                                                         ----------------------

                                                         ----------------------

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


           No. of Shares                Name and Address of Assignee
           -------------                ----------------------------



and does hereby irrevocably constitute and appoint as attorney
______________________ to register such transfer on the books of ValueStar Corporation maintained for the purpose, with full power of substitution in the premises.

         Dated:                 ,        .
                 ---------------  -------



                                                By:
                                                   ----------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

                                    ANNEX B-2

                                FORM OF B WARRANT


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT EACH DATED AS OF MARCH ______, 1999, AMONG VALUESTAR, CORPORATION (THE "COMPANY") JIM STEIN, JAMES A. BARNES AND JERRY E. POLIS (INDIVIDUALLY AND COLLECTIVELY, THE "SHAREHOLDER") AND SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP (THE "PURCHASER"), PACIFIC MEZZANINE FUND, L.P. ("PACIFIC") AND TANGENT FUND MANAGEMENT, LLC ("TANGENT") (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.


              shares of
-------------                                              Warrant No.
Common Stock                                                          ---------


                       WARRANT TO PURCHASE COMMON STOCK OF
                              VALUESTAR CORPORATION


         This is to certify that, in consideration of ten dollars ($10.00) and other valuable consideration, which is hereby acknowledged as received, the Purchaser, its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Agreements) and prior to the earlier to occur of (i) the expiration of six (6) years from the date the obligations evidenced by the Senior Note, dated as of March ___, 1999 executed by ValueStar, Inc., a California corporation, (the "Subsidiary") and payable to the Purchaser, as the same may be amended, modified and extended from time to time, are paid in full pursuant to the terms of the Note Purchase Agreement, dated as of March _____, 1999, between the Subsidiary and the Purchaser as the same may be amended from time to time, (ii) 5:00 p.m. March _____, 2009, to exercise this Warrant to purchase _________________ (________) shares of the Common Stock of ValueStar Corporation, a Colorado corporation (the "Company"), as the same shall be adjusted from time to time pursuant to the provisions of the Agreements at a price per share as specified in the Agreements and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreements.

         This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreements, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Agreements for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Copies of the Agreements are on file at the office of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed this ____ day of March, 1999.

                                                   VALUESTAR CORPORATION



                                                   By:
                                                      -------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ of the number of shares of Common Stock of ValueStar Corporation purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________ whose address is ___________________________________________, and if such shares of Common Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         Dated:                 ,        .
                 ---------------  -------
                                                -------------------------------


                                                By:
                                                   ----------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

                                                Address:
                                                         ----------------------

                                                         ----------------------

                                                         ----------------------

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


         No. of Shares                Name and Address of Assignee
         -------------                ----------------------------


and does hereby irrevocably constitute and appoint as attorney
______________________ to register such transfer on the books of ValueStar Corporation maintained for the purpose, with full power of substitution in the premises.

         Dated:                 ,        .
                 ---------------  -------



                                                By:
                                                   ----------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

                                    ANNEX B-3

                                FORM OF C WARRANT


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT EACH DATED AS OF MARCH ______, 1999, AMONG VALUESTAR, CORPORATION (THE "COMPANY") JIM STEIN, JAMES A. BARNES AND JERRY E. POLIS (INDIVIDUALLY AND COLLECTIVELY, THE "SHAREHOLDER") AND SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP (THE "PURCHASER"), PACIFIC MEZZANINE FUND, L.P. ("PACIFIC") AND TANGENT FUND MANAGEMENT, LLC ("TANGENT") (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.


              shares of
-------------
Common Stock                                               Warrant No.
                                                                      ---------

                       WARRANT TO PURCHASE COMMON STOCK OF
                              VALUESTAR CORPORATION


         This is to certify that, in consideration of ten dollars ($10.00) and other valuable consideration, which is hereby acknowledged as received, the Purchaser, its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Agreements) and prior to the earlier to occur of (i) the expiration of six (6) years from the date the obligations evidenced by the Senior Note, dated as of March ___, 1999 executed by ValueStar, Inc., a California corporation, (the "Subsidiary") and payable to the Purchaser, as the same may be amended, modified and extended from time to time, are paid in full pursuant to the terms of the Note Purchase Agreement, dated as of March _____, 1999, between the Subsidiary and the Purchaser as the same may be amended from time to time, (ii) 5:00 p.m. March _____, 2009, to exercise this Warrant to purchase _________________ (________) shares of the Common Stock of ValueStar Corporation, a Colorado corporation (the "Company"), as the same shall be adjusted from time to time pursuant to the provisions of the Agreements at a price per share as specified in the Agreements and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreements.

         This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreements, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Agreements for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Copies of the Agreements are on file at the office of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed this ____ day of March, 1999.

                                                  VALUESTAR CORPORATION



                                                  By:
                                                     --------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ of the number of shares of Common Stock of ValueStar Corporation purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________ whose address is ___________________________________________, and if such shares of Common Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         Dated:                 ,        .
                 ---------------  -------
                                                -------------------------------


                                                By:
                                                   ----------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

                                                Address:
                                                         ----------------------

                                                         ----------------------

                                                         ----------------------

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


         No. of Shares                Name and Address of Assignee
         -------------                ----------------------------





and does hereby irrevocably constitute and appoint as attorney
______________________ to register such transfer on the books of ValueStar Corporation maintained for the purpose, with full power of substitution in the premises.

         Dated:                 ,        .
                 ---------------  -------



                                                By:
                                                   ----------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------